Exhibit 5.1

[Letterhead of Sullivan & Cromwell LLP]

December 9, 2021

The Bank of New York Mellon Corporation,

       240 Greenwich Street,

              New York, New York 10286.

Ladies and Gentlemen:

We are acting as counsel to The Bank of New York Mellon Corporation, a Delaware corporation (the “Company”), in connection with its filing of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933 (the “Act”). The Registration Statement registers common stock, par value $0.01 per share, of the Company (“Common Stock”), preferred stock, par value $0.01 per share, of the Company (“Preferred Stock”), depositary shares representing interests in shares of Preferred Stock (the “Depositary Shares”), senior and senior subordinated unsecured debt securities (the “Debt Securities”), warrants to purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities (the “Warrants”), stock purchase contracts (the “Purchase Contracts”), and stock purchase units comprised of one or more of the foregoing (the “Units,” and together with the Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants or Purchase Contracts, the “Securities”).

In connection with the filing of the Registration Statement, we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is our opinion that:

(1)    Common Stock. When the Registration Statement has become effective under the Act, when the terms of the sale of the Common Stock have been duly established in conformity with the Company’s Restated Certificate of Incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and to include a number of shares of Common Stock to be issued not in excess of the number of shares of Common Stock then authorized and not outstanding or reserved for issuance, and when the Common Stock has been duly issued and sold for a price per share determined by the Company’s Board of Directors, or a duly authorized committee thereof, that is not less than the par value thereof, and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Company’s Board of Directors, or a duly authorized committee thereof, the Common Stock will be validly issued, fully paid and nonassessable. The Common Stock covered by the opinion in this paragraph includes any Common Stock that may be issued as part of the Units or upon exercise or otherwise pursuant to the terms of any other Securities.

(2)    Preferred Stock. When the Registration Statement has become effective under the Act, when the terms of the Preferred Stock and of their issue and sale have been duly established in conformity with the Company’s Restated Certificate of Incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and to include a number of shares of Preferred Stock to be issued not in excess of the number of shares of Preferred Stock then authorized and not outstanding or reserved for issuance, when a certificate of designations with respect to the Preferred Stock has been duly filed with the Secretary of State of the State of Delaware, and when the Preferred Stock has been duly issued and sold for a price per share determined by the Company’s Board of Directors, or a duly authorized committee thereof, that is not less than the par value thereof, and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Company’s Board of Directors, or a duly authorized committee thereof, the Preferred Stock will be validly issued, fully paid and nonassessable. The Preferred Stock covered by the opinion in this paragraph includes any Preferred Stock that may be issued as part of the Units or upon exercise or otherwise pursuant to the terms of any other Securities.

(3)    Depositary Shares. When the Registration Statement has become effective under the Act, when the terms of the deposit agreement under which the Depositary Shares are to be issued have been duly established and the deposit agreement has been duly authorized, executed and delivered, when the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the deposit agreement, when the Preferred Stock represented by the Depositary Shares has been duly authorized, validly issued and duly delivered to the depositary and when the depositary receipts evidencing the Depositary Shares have been duly issued against deposit of the Preferred Stock in accordance with the deposit agreement and issued and sold for a price determined by the Company’s Board of Directors, or a duly authorized committee thereof, that is not less than the par value of the underlying shares of Preferred Stock represented thereby, and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Company’s Board of Directors, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the depositary receipts evidencing the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the deposit agreement, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Depositary Shares covered by the opinion in this paragraph include any Depositary Shares that may be issued as part of the Units or upon exercise or otherwise pursuant to the terms of any other Securities.

(4)    Debt Securities. When the Registration Statement has become effective under the Act, when the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Senior Debt Indenture, dated as of February 9, 2016, as supplemented by the First Supplemental Senior Debt Indenture, dated as of January 30, 2017, in each case between the Company and Deutsche Bank Trust Company Americas, as Trustee (in the case of senior Debt Securities) or the Senior Subordinated Debt Indenture, dated as of February 9, 2016, as supplemented by the First Supplemental Senior Subordinated Debt Indenture, dated as of January 30, 2017, in each case between the Company and Wilmington Trust, National Association, as Trustee (in the case of senior subordinated Debt Securities), as applicable, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and when the Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and Supplemental Indenture and issued and sold as contemplated in the Registration Statement, the basic prospectus included therein and the appropriate prospectus supplement or supplements, and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Company’s Board of Directors, or a duly authorized committee thereof, the Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Debt Securities covered by the opinion in this paragraph include any Debt Securities that may be issued as part of the Units or upon exercise or otherwise pursuant to the terms of any other Securities.

(5)    Warrants. When the Registration Statement has become effective under the Act, when the terms of any applicable warrant agreements under which the Warrants are to be issued have been duly established and the applicable warrant agreements have been duly authorized, executed and delivered, when the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable warrant agreement and when the Warrants have been duly executed and authenticated in accordance with the applicable warrant agreement and issued and sold as contemplated by the Registration Statement, the basic prospectus included therein and the appropriate prospectus supplement or supplements, and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Company’s Board of Directors, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Warrants covered by the opinion in this paragraph include any Warrants that may be issued as part of the Units or upon exercise or otherwise pursuant to the terms of any other Securities.

(6)    Purchase Contracts. When the Registration Statement has become effective under the Act, when the terms of the governing instruments or agreements under which certain of the Purchase Contracts are to be issued have been duly established and the governing documents have been duly authorized, executed and delivered, when the terms of the Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable governing documents and when the Purchase Contracts have been duly executed and authenticated in accordance with the applicable governing documents and issued and sold as contemplated in the Registration Statement, the basic prospectus included therein and the appropriate prospectus supplement or supplements, and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Company’s Board of Directors or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Purchase Contracts will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Purchase Contracts covered by the opinion in this paragraph include any Purchase Contracts that may be issued as part of the Units or upon exercise or otherwise pursuant to the terms of any other Securities.

(7)    Units. When the Registration Statement has become effective under the Act, when the terms of the unit agreements under which the Units are to be issued have been duly established and the unit agreements have been duly authorized, executed and delivered, when the terms of the Units and of their issuance and sale have been duly established in conformity with the applicable unit agreements and when the Units have been duly executed and authenticated in accordance with the applicable unit agreements and issued and sold as contemplated in the Registration Statement, the basic prospectus included therein and the appropriate prospectus supplement or supplements, and if all the foregoing actions are taken pursuant to the authority granted in resolutions duly adopted by the Company’s Board of Directors, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Units will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Units covered by the opinion in this paragraph include any Units that may be issued upon exercise or otherwise pursuant to the terms of any other Securities.

In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement or any related prospectus or prospectus supplement or other offering material relating to the offer and sale of the Securities.

We note that, as of the date of this opinion, a judgment for money in an action based on a Security denominated in a foreign currency or currency unit in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. In the case of a Security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such Security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed all other governing documents under which the Securities are to be issued, as well as the purchase contracts, if applicable, will have been duly authorized, executed and delivered by all parties thereto other than the Company and that the signatures on documents examined by us are genuine. We have also assumed that the issuance or delivery by the Company of any securities other than the Securities, or of any other property, upon exercise or otherwise pursuant to the terms of the Securities will be effected pursuant to authority granted in resolutions duly adopted by the Company’s Board of Directors, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company. We have further assumed that the authority granted in resolutions duly adopted by the Company’s Board of Directors, or a duly authorized committee thereof, will remain in effect at all relevant times and that no Securities will be issued or other action taken in contravention of any applicable limit established pursuant to such resolutions from time to time. Finally, with respect to any shares of Common Stock or Preferred Stock issued in uncertificated form, we have assumed that such shares will have been duly recorded by a transfer agent and duly registered by a registrar thereof in the direct registration system of the Company and that the notice required by Section 151(f) of the General Corporation Law of the State of Delaware will have been given to the holders of such shares within a reasonable time following the issuance thereof.

We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Securities, or as to the effect that their performance of such obligations may have upon any of the matters referred to above. Nor are we expressing an opinion as to securities of any persons other than the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of the Securities” in the prospectus contained therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Sullivan & Cromwell LLP